Exhibit 10.9

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.

Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.

INTELLECTUAL PROPERTY LICENSE AGREEMENT

between

KNOWLES CORPORATION, and SYNTIANT CORP.

December 27, 2024

Intellectual Property License Agreement

This Intellectual Property License Agreement (“IP License Agreement”), dated as of December 27, 2024 (the “Effective Date”), is by and between Syntiant Corp., a Delaware corporation (“Syntiant” or “Buyer”), and Knowles Corporation, a Delaware corporation (“Knowles” or “Company”) (Knowles and Syntiant may each be individually referred to herein as a “Party” and together as the “Parties”).

WHEREAS, the Parties have entered into that certain Purchase and Sale Agreement, dated as of September 18, 2024 (“Purchase Agreement”), pursuant to which Knowles has agreed to sell, and Syntiant has agreed to purchase, certain assets of Knowles and Syntiant has agreed to assume certain associated liabilities, in each case, as provided therein.

WHEREAS, it is a condition to the closing of the transactions contemplated by the Purchase Agreement that the Parties enter into this IP License Agreement.

WHEREAS, Knowles wishes to use the Licensed IP (as defined below) in the Hearing Health Field of Use (as defined below) and Knowles is willing to grant to Syntiant licenses to the Licensed IP for use outside of the Hearing Health Field of Use on the terms and conditions set out in this IP License Agreement.

WHEREAS, Knowles wishes to use certain Buyer Specified Sony Improvements and Buyer New Developments (each as defined below) in the Hearing Health Field of Use, and Syntiant is willing to grant to Knowles a license to such Buyer Specified Sony Improvements and Buyer New Developments on the terms and conditions set out in this IP License Agreement.

WHEREAS, Syntiant wishes to use certain Knowles New Developments (as defined below) in the Acquired Business Field of Use (as defined below), and Knowles is willing to grant to Syntiant a license to such Knowles New Developments on the terms and conditions set out in this IP License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Definitions. Unless otherwise defined herein, terms capitalized and used herein will be defined as they are defined in the Purchase Agreement and shall be equally applicable to both the singular and plural forms. For purposes of this IP License Agreement, the following terms shall have the following meanings:

“Acquired Business Field of Use” means all markets related to the Acquired Business and reasonable extensions and natural evolutions thereof (excluding in all cases the Hearing Health Field of Use).

“Buyer” has the meaning set forth in the preamble.

“Buyer New Developments” means (i) all improvements to Licensed IP solely for MEMS microphone Technology developed by or on behalf of Buyer or any of its Affiliates that have applicability in the Hearing Health Field of Use, other than the Buyer Specified Sony Improvements (e.g., mic packaging/casing); and (ii) all other Intellectual Property Rights developed by or on behalf of Buyer that constitute MEMS microphone Technology and have applicability in the Hearing Health Field of Use other than the Buyer Specified Sony Improvements.

“Buyer Specified Sony Improvements” means any improvements to Licensed IP made by or on behalf of Sony or any of its Affiliates relating to the design or fabrication process of MEMS microphones in connection with the Sony Contracts for Buyer or any of its Affiliates that is owned by Buyer or any of its Affiliates under the Sony Contracts, in each case solely for use in the Hearing Health Field of Use.

“Category 1 IP” means (in each case, to the extent not Acquired Business IP) (i) all patents and patent applications owned or Controlled by Knowles or any of its Affiliates as of the Closing Date that are practiced or infringed by the products, services or Technology of the Acquired Business or the operation of the Acquired Business (A) as previously conducted, (B) as currently conducted or (C) as contemplated to be conducted with respect to the products identified on the new product roadmap attached as Schedule 3 (the “Roadmap Products”), and in each case, that are not applicable to the Retained Businesses, including those patents and patent applications listed on Schedule 1, and all patents and patent applications that claim priority to any of the foregoing (collectively, the “Category 1 Patents”); and (ii) all other Intellectual Property Rights (excluding Trademarks) owned or Controlled by the Company or any of its Affiliates as of the Closing Date that are embodied in Technology used or held for use exclusively in the Acquired Business (X) as previously conducted, (Y) as currently conducted or (Z) as contemplated to be conducted with respect to the Roadmap Products.

“Category 2 IP” means (i) all patents and patent applications owned or Controlled by Knowles or any of its Affiliates as of the Closing Date (other than Category 1 Patents) that are practiced or infringed by the products, services or Technology of the Acquired Business or the operation of the Acquired Business (A) as previously conducted, (B) as currently conducted or (C) as contemplated to be conducted with respect to the Roadmap Products, including those patents and patent applications listed on Schedule 2, and all patents and patent applications that claim priority to any of the foregoing (collectively, the “Category 2 Patents”); (ii) all other Intellectual Property Rights (excluding Trademarks) owned or Controlled by the Company or any of its Affiliates as of the Closing Date that are embodied in Technology used or held for use in (but not exclusively used or exclusively held for use in) the Acquired Business (A) as previously conducted, (B) as currently conducted, or (C) as contemplated to be conducted with respect to the Roadmap Products, and (iii) the Company Specified Sony Improvements.

“Company” has the meaning set forth in the preamble.

“Company Specified Sony Improvements” means any improvements to Licensed IP made by or on behalf of Sony or any of its Affiliates relating to the design or fabrication process of MEMS microphones in connection with the Sony Contracts for the Company or any of its Affiliates to the extent owned by the Company or any of its Affiliates under the Sony Contracts. Company Specified Sony Improvements shall be considered Category 2 IP under this IP License Agreement.

“Confidential Information” means any and all technical and non-technical information that the Disclosing Party licenses or provides to the Receiving Party hereunder that is either indicated to be proprietary or confidential information of the Disclosing Party or which by its nature the Receiving Party would reasonably deem to be confidential or proprietary, regardless of whether it is marked or otherwise identified at the time of disclosure as confidential or proprietary, whether in written, oral, graphic, electronic or other form.

“Contract” means any contract, obligation, understanding, commitment, lease, license, purchase order, bid or other agreement, whether written and whether express or implied, that is or purports to be binding upon a Person or any assets or property thereof together with all amendments and other modifications thereto.

“Controlled” means the Company or any of its Affiliates has the rights to grant the license or sublicense of such Intellectual Property Rights without the consent from or payment of fees to a Third Party. All patents and patent applications licensed to KELLC under the Samsung Agreement that are practiced or infringed by the products, services or Technology of the Acquired Business or the operation of the Acquired Business (i) as previously conducted, (ii) as currently conducted or (iii) as contemplated to be conducted with respect to the Roadmap Products, and all patents claiming priority to the foregoing (collectively the “Samsung Patents”), shall be considered to be “Controlled” by KELLC and licensed under this Agreement in accordance with the terms and conditions herein.

“Disclosing Party” has the meaning set forth in Section 7.1.

“Effective Date” has the meaning set forth in the preamble.

“Hearing Health Field of Use” means the market for micro electronic mechanical systems (MEMS) or voice vibration sensors (V2S) for wearable electronic sound-amplifying devices primarily designed for the purpose of compensation for impaired hearing. In 2024, this would include, for example, the Resound Nexia and the Oticon Intent 1; but would exclude, for example, the Apple AirPods Pro and the Bose QuietComfort Ultra Earbuds.

“Indemnified Party” is defined in Section 9.2.

“Indemnifying Party” is defined in Section 9.2.

“Insolvent Party” is defined in Section 11.1.

“IP License Agreement” has the meaning set forth in the preamble.

“Knowles” has the meaning set forth in the preamble.

“Knowles Indemnitee” has the meaning set forth in Section 9.1(b).

“Knowles New Developments” means (i) all improvements to Licensed IP solely for MEMS microphone Technology developed by or on behalf of the Company or any of its Affiliates that have applicability in the Acquired Business Field of Use other than the Company Specified Sony Improvements; and (ii) all other Intellectual Property Rights developed by or on behalf of Knowles that constitute MEMS microphone Technology and have applicability in the Acquired Business Field of Use.

“Knowles Notice Period” has the meaning set forth in Section 5.4.

“License Conversion Trigger” has the meaning set forth in Section 2.1(a).

“Licensed IP” means the Category 1 IP and the Category 2 IP.

“Other Fields of Use” means all markets outside of the (i) Acquired Business Field of Use and (ii) Hearing Health Field of Use.

“Party” and “Parties” have the meanings set forth in the preamble.

“Person” means any individual, corporation, limited liability company, partnership, company, sole proprietorship, joint venture, trust, estate, association, organization, labor union, Governmental Body or other entity.

“Purchase Agreement” has the meaning set forth in the recitals.

“Receiving Party” has the meaning set forth in Section 7.1.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Samsung Agreement” means the Patent Assignment and License on Transfer Agreement, dated December 19, 2023, by and between KELLC and Samsung Electronics Co., Ltd.

“Semiconductor Company” means any company engaged in the design, development and/or fabrication of semiconductors or semiconductor devices; provided, however, that (i) [***] and (ii) no private equity or other similar sponsor, or any of their managed funds or other Affiliated entities shall be deemed to be a Semiconductor Company by virtue of the fact that it is Affiliated with a portfolio company that is a Semiconductor Company.

“Syntiant” has the meaning set forth in the preamble.

“Syntiant Indemnitee” has the meaning set forth in Section 9.1(a).

“Term” has the meaning set forth in Section 10.

“Third-Party Action” has the meaning set forth in Section 9.1(a).

“Third Party” means any Person other than a Party or any of its Affiliates.

Grants.
2.1
Scope of Knowles Grants. Subject to the terms and conditions of this IP License Agreement and Section 3.18(d) of the Disclosure Schedule:
(a)
Category 1 License Grant. Knowles hereby grants to Syntiant an exclusive (including as to Knowles), worldwide, perpetual, royalty-free, fully paid-up, sublicensable (subject to Section 2.3) and transferrable (subject to Section 11.9), and irrevocable license under the Category 1 IP to make, have made, use, sell, offer for sale, import, export, reproduce, display, transmit, prepare derivative works of and otherwise exploit any products, services and technology in the Acquired Business Field of Use and Other Fields of Use; provided, that the foregoing license shall become non-exclusive upon Knowles’ written election, (a) for Syntiant’s breaches of any of Syntiant’s assumed obligations under the Sony Contracts through March 31, 2027, including (i) any volume purchase obligation and/or (ii) the fiscal year 2026 commitment, and Syntiant does not cure such breach within the cure period set forth in Section 2 of the Sony Side Letter (as defined in the Purchase Agreement); and (b) as a result of such breach, Sony stops the supply of wafers to Knowles under the Sony Contracts or increases the price of such wafers and Syntiant does not reimburse Knowles for the price difference ((a) and (b) together, the “License Conversion Trigger”).
(b)
Category 2 License Grant. In addition to the grant in Section 2.1(a), Knowles hereby grants to Syntiant (I) an exclusive (including as to Knowles), worldwide, perpetual, royalty-free, fully paid up, sublicensable (subject to Section 2.3) and transferrable (subject to Section 11.9), and irrevocable license under the Category 2 IP (including the Company Specified Sony Improvements) to make, have made, use, sell, offer for sale, import, export, reproduce, display, transmit, prepare derivative works of and otherwise exploit any products, services and technology in the Acquired Business Field of Use; provided, that the foregoing license shall become non-exclusive if the License Conversion Trigger occurs prior to March 31, 2027, and (II) a non-exclusive, worldwide, perpetual, royalty-free, fully paid-up, sublicensable (subject to Section 2.3) and transferrable (subject to Section 11.9), and irrevocable license under the Category 2 IP (including the Company Specified

Sony Improvements) to make, have made, use, sell, offer for sale, import, export, reproduce, display, transmit, prepare derivative works of and otherwise exploit any products, services and Technology in the Other Fields of Use.
(c)
Non-Exclusive License to Knowles New Developments. Knowles hereby grants Syntiant a non-exclusive, worldwide, perpetual, royalty-bearing, sublicensable (subject to Section 2.3) and transferrable (subject to Section 11.9), and irrevocable license to the Knowles New Developments developed in the ten (10) year period from the Closing Date, solely for use in the Acquired Business Field of Use. The rights granted in this Section 2.1(c) are conditioned on payment to Knowles of a reasonable, mutually agreed royalty by Syntiant, which the Parties shall negotiate in good faith following Syntiant’s indication of interest in exercising such rights.

Notwithstanding anything to the contrary above, Syntiant acknowledges and agrees that the licenses and rights granted in Sections 2.1(a), 2.1(b), and 2.1(c) above shall not include any license or right under any Licensed IP for use in the Hearing Health Field of Use.

Notwithstanding anything to the contrary above or elsewhere in this Agreement, Syntiant acknowledges and agrees that the licenses and rights granted under this Agreement to the Samsung Patents are not broader than the rights KELLC is permitted to grant under Section 6 of the Samsung Agreement.

2.2
Scope of Syntiant Grants. Subject to the terms and conditions of this IP License Agreement:
(a)
Buyer Specified Sony Improvements License Grant. Syntiant hereby grants Knowles (I) an exclusive (including as to Syntiant), worldwide, perpetual, royalty-free, fully paid-up, sublicensable (subject to Section 2.2(c)) and transferrable (subject to Section 11.9), and irrevocable license to the Buyer Specified Sony Improvements solely for use in the Hearing Health Field of Use; and (II) a non-exclusive, worldwide, perpetual, royalty-free, fully paid-up, sublicensable and transferrable (subject to Section 11.9), and irrevocable license to the Buyer Specified Sony Improvements solely for use in the Other Fields of Use.
(b)
Non-Exclusive License to Buyer New Developments. Syntiant hereby grants to Knowles a non-exclusive, worldwide, perpetual, royalty-bearing, sublicensable (subject to Section 2.2(c)) and transferrable (subject to Section 11.9), and irrevocable license to the Buyer New Developments developed in the ten (10) year period from the Closing Date, solely for use in the Hearing Health Field of Use. The rights granted in this Section 2.2(b) are conditioned on payment to Syntiant of a reasonable, mutually agreed royalty by Knowles, which the Parties shall negotiate in good faith following Knowles’ indication of interest in exercising such rights.
(c)
Sublicensing by Knowles. Subject to the terms of Section 7, Syntiant hereby grants to Knowles the right to grant sublicenses of any of its rights under the Buyer Specified Sony Improvements and the Buyer New Developments to its Affiliates. Subject to the terms of Section 7, Syntiant hereby grants to Knowles and each of its Affiliates the right to grant sublicenses of any of its rights under the Buyer Specified Sony Improvements and the Buyer New Developments to Knowles’ and its Affiliates’ (x) customers and (y) vendors, suppliers, service providers, channel partners and other business partners on behalf of and at the direction of Knowles or any of its Affiliates (and not solely for the benefit of such vendors, suppliers, service providers, channel partners and other business partners) in connection with the sale of Knowles’ products and services in the Other Fields of Use (in the case of the Buyer Specified Sony Improvements) and the Hearing Health Field of Use (in the case of the Buyer New Developments), including for the combination or integration of Knowles’ and its Affiliates’ products and services in the Other Fields of Use or the Hearing Health Field of Use, as applicable, with a customer’s or partner’s products and services in accordance with the terms of this

IP License Agreement at Knowles’ sole and exclusive discretion without notice or accounting to Syntiant of any such sublicense. The granting of sublicenses to any other Third Party not listed above by Knowles shall require a prior written consent by Syntiant, which may be withheld or conditioned in Syntiant’s sole discretion. Knowles will provide Syntiant with information about a sublicense of the Buyer Specified Sony Improvements and/or the Buyer New Developments to the extent reasonably necessary for Syntiant to protect or enforce any rights it may have in such Buyer Specified Sony Improvements and the Buyer New Developments, as applicable. A breach of any such sublicense agreement by a sublicensee of Knowles or its Affiliates shall be deemed a breach by Knowles of this IP License Agreement, and Knowles shall be responsible for the performance of such sublicensee under the sublicense agreement and for all Losses that are incurred by Syntiant as a result of any breach of such sublicense agreement by such sublicensee.
2.3
Sublicensing by Syntiant. Subject to the terms of Section 7, Knowles hereby grants to Syntiant the right to grant sublicenses of any of its rights under the Licensed IP and the Knowles New Developments to its Affiliates. Subject to the terms of Section 7, Knowles hereby grants to Syntiant and each of its Affiliates the right to grant sublicenses of any of its rights under the Licensed IP and the Knowles New Developments to Syntiant’s and its Affiliates’ (x) customers and (y) vendors, suppliers, service providers, channel partners and other business partners on behalf of and at the direction of Syntiant or any of its Affiliates (and not solely for the benefit of such vendors, suppliers, service providers, channel partners and other business partners) in connection with the sale of Syntiant’s products and services in the Acquired Business Field of Use and Other Fields of Use, including for the combination or integration of Syntiant’s and its Affiliates’ products and services in the Acquired Business Field of Use and Other Fields of Use with a customer’s or partner’s products and services in accordance with the terms of this IP License Agreement at Syntiant’s sole and exclusive discretion without notice or accounting to Knowles of any such sublicense. The granting of sublicenses to any other Third Party not listed above by Syntiant shall require a prior written consent by Knowles, which may be withheld or conditioned in Knowles’ sole discretion. Syntiant will provide Knowles with information about a sublicense of Category 2 IP to the extent reasonably necessary for Knowles to protect or enforce any rights it may have in such Category 2 IP. A breach of any such sublicense agreement by a sublicensee of Syntiant or its Affiliates shall be deemed a breach by Syntiant of this IP License Agreement, and Syntiant shall be responsible for the performance of such sublicensee under the sublicense agreement and for all Losses that are incurred by Knowles as a result of any breach of such sublicense agreement by such sublicensee.
2.4
Disclaimer of Implied License. The Parties agree that no license is granted to any Intellectual Property Rights except as expressly stated herein. All rights, titles and interests not specifically and expressly granted hereunder are hereby reserved by each Party.

No Royalties. Except for the licenses granted in Knowles New Developments and Buyer New Developments as set forth in Sections 2.1(c) and 2.2(b), respectively, the licenses granted by this IP License Agreement are fully paid up and royalty-free.

Knowles Services. If Syntiant desires to engage Knowles to assist with Syntiant’s development, maintenance or support of Technology that embodies the Licensed IP, then, to the extent such assistance is not covered as a service under the Transition Services Agreement, such services will be addressed in a separate services agreement mutually agreed between the Parties and shall be subject to payment of commercially reasonable fees for such services, which the Parties shall negotiate in good faith.

Ownership; Improvements; Intellectual Property Protection, Prosecution and Maintenance.
5.1
Ownership; Improvements. No Party shall represent that it has any ownership interest in any Intellectual Property Rights of the other Party licensed hereunder. The Parties acknowledge and agree that Knowles owns all right, title, and interest in and to the Licensed IP. For the avoidance of doubt, neither Party has any obligation to license to the other Party any improvements, derivatives, updates or other modifications to any Intellectual Property Rights licensed hereunder except to the extent set forth in Section 2.
5.2
Intellectual Property Protection, Prosecution and Maintenance by Knowles. Subject to Section 5.4, Knowles retains the right, but not the obligation, to file, prosecute and maintain at its own expense (including deciding whether and how to file and prosecute applications to register patents, copyrights and mask work rights included in such Intellectual Property Rights, whether to abandon prosecution of such applications, and whether to discontinue payment of any maintenance or renewal fees with respect to any patents) (i) the Category 1 IP and Category 2 IP, with reasonable rights for Syntiant to provide feedback to Knowles (which Knowles will consider in good faith) related to the filing, prosecution and maintenance of the Category 1 IP and Category 2 IP to the extent reasonably related to the Acquired Business Field of Use with its own counsel at its own expense, and (ii) any Knowles New Development and any other Intellectual Property Rights owned by Knowles or its Affiliates in its sole discretion and at its own expense. Each Party agrees to use reasonable best efforts to protect all Trade Secrets included in the Licensed IP and in no event less than the same standard of care as such Party uses to protect its other Trade Secrets of a similar nature. The Parties agree not to disclose any such Trade Secrets to a Third Party unless such disclosure is pursuant to a confidentiality agreement that is no less strict than the confidentiality terms set forth herein.
5.3
Intellectual Property Protection, Prosecution and Maintenance by Syntiant. Subject to Section 5.2, Syntiant retains the right, but not the obligation, to file, prosecute, maintain and enforce (including deciding whether and how to file and prosecute applications to register patents, copyrights and mask work rights included in such Intellectual Property Rights, whether to abandon prosecution of such applications, and whether to discontinue payment of any maintenance or renewal fees with respect to any patents) the Buyer Specified Sony Improvements at its own expense, with reasonable rights for Knowles to provide feedback to Syntiant (which Syntiant will consider in good faith) related to the prosecution and maintenance of the Buyer Specified Sony Improvements to the extent reasonably related to the Hearing Health Field of Use with its own counsel at its own expense.
5.4
Abandonment by Knowles. If Knowles wishes to abandon any Category 1 Patent or any Category 2 Patent, Knowles shall give Syntiant thirty (30) days’ prior written notice of the desired abandonment (“Knowles Notice Period”). On Syntiant’s request, which may be provided at any time after the notice of desired abandonment prior to the expiration of the Knowles Notice Period, Knowles shall assign to Syntiant (on an “as-is” basis and subject to then-existing encumbrances, if any) any such Category 1 Patent or Category 2 Patent that Knowles wishes to abandon. In addition, if Knowles chooses not to file continuations, continuations-in-part, divisionals and foreign counterparts to any Category 1 Patent or Category 2 Patent, or chooses not to file a Patent on any other Category 1 IP, in each case, following Syntiant’s request, then upon Syntiant’s further request, Knowles shall assign to Syntiant the right to file such continuation, continuation-in-part, divisional, foreign counterpart or Category 1 Patent with Syntiant or one of its Affiliates as the registered owner thereof. All assignments under this Section 5.4 shall include an exclusive, worldwide, perpetual, royalty-free, fully paid-up, sublicensable and transferrable (subject to Section 11.9), and irrevocable license back to Knowles of such assigned continuation, continuation-in-part, divisional, foreign counterpart or Category 1 Patent at no cost for use solely within the Hearing Health Field of Use. For the avoidance of doubt, the provisions of this Section 5.4 are not intended to limit Knowles’ rights to defend and enforce any Patent.

Third-Party Infringement.
6.1
Infringement of Licensed IP.
(a)
If either Party becomes aware of any infringement, misappropriation or other violation of the Licensed IP by any Third Party, such Party shall promptly notify the other Party in writing, providing the identity of such Third Party and any evidence of such infringement, misappropriation or other violation within the notifying Party’s custody or control that the notifying Party is reasonably able to provide.
(b)
Knowles shall retain the sole and exclusive right, but not the obligation, to take any action as it deems appropriate in its sole discretion in the first instance in response to any actual or possible infringement, misappropriation or other violation by a Third Party of any Licensed IP solely in the Hearing Health Field of Use anywhere in the world, including the bringing of any claim or lawsuit at Knowles’ sole expense. If Knowles exercises its right, Knowles shall have the right to control any such action it commences, and Syntiant shall cooperate with Knowles, at Knowles’ expense, in such proceedings upon request, including being joined as a party to such action; provided, however, Syntiant shall have the right to participate in the action and to employ separate counsel of its own choosing at Syntiant’s own cost and expense.
(c)
Syntiant shall retain the sole and exclusive right, but not the obligation, to take any action as it deems appropriate in its sole discretion in the first instance in response to any actual or possible infringement, misappropriation or other violation by a Third Party of any Licensed IP solely in the Acquired Business Field of Use anywhere in the world, including the bringing of any claim or lawsuit at Syntiant’s sole expense. If Syntiant exercises its right, Syntiant shall have the right to control any such action it commences, and Knowles shall cooperate with Syntiant, at Syntiant’s expense, in such proceedings upon request, including being joined as a party to such action; provided, however, Knowles shall have the right to participate in the action and to employ separate counsel of its own choosing at Knowles’ own cost and expense.
(d)
The Parties shall cooperate and work together in good faith in response to any actual or possible infringement, misappropriation or other violation by a Third Party of any Licensed IP in both the Hearing Health Field of Use and Acquired Business Field of Use anywhere in the world, including the bringing of any claim or lawsuit.
(e)
Neither Party shall settle any lawsuit under this Section 6.1 without first (i) giving thirty (30) days’ (to the extent reasonably practicable, or a lesser amount of time as reasonably practicable given the circumstances) prior written notice of the terms and conditions of the proposed settlement to the other Party and (ii) obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.
(f)
In the event that Knowles or Syntiant receives any money damages in connection with an action described in this Section 6.1 or a settlement thereof including under any license agreements entered into by either Party in connection with such action or settlement, then each Party shall first be reimbursed its costs and expenses associated with such action or settlement, and any remaining monies may be retained by the enforcing Party.
(g)
If any Licensed IP or Knowles New Development is held to constitute an infringement, misappropriation or violation of the rights of a Third Party and enjoined from being used, then, upon written notice to Syntiant, Syntiant shall immediately cease any use of such Licensed IP or Knowles New Development, including without limitation causing any sublicensees of the applicable Licensed IP or Knowles New Development to cease any use of such Licensed IP or Knowles New Development.

6.2
Infringement of Knowles New Developments, Buyer Specified Sony Improvements and Buyer New Developments.
(a)
Knowles shall retain the sole and exclusive right, but not the obligation, to take any action as it deems appropriate in its sole discretion in the first instance in response to any actual or possible infringement, misappropriation or other violation by a Third Party of any Knowles New Developments anywhere in the world. If Knowles exercises its right, Knowle shall have the right to control any such action it commences, and Syntiant shall cooperate with Knowles, at Knowles’ expense, in such proceedings upon request.
(b)
Syntiant shall retain the sole and exclusive right, but not the obligation, to take any action as it deems appropriate in its sole discretion in the first instance in response to any actual or possible infringement, misappropriation or other violation by a Third Party of any Buyer Specified Sony Improvements and Buyer New Developments anywhere in the world. If Syntiant exercises its right, Syntiant shall have the right to control any such action it commences, and Knowles shall cooperate with Syntiant, at Syntiant’s expense, in such proceedings upon request.
(c)
If any Buyer Specified Sony Improvement or Buyer New Development is held to constitute an infringement, misappropriation or violation of the rights of a Third Party and enjoined from being used, then, upon written notice to Knowles, Knowles shall immediately cease any use of such Buyer Specified Sony Improvement or Buyer New Development, including without limitation causing any sublicensees of the applicable Buyer Specified Sony Improvement or Buyer New Development to cease any use of such Buyer Specified Sony Improvement or Buyer New Development.
6.3
Notice of Alleged Infringement. Each Party shall give the other Party prompt written notice of any known Third Party Action that the exploitation of the Intellectual Property Rights licensed to or by such Party hereunder infringes, misappropriates or otherwise violates any third-party Intellectual Property Rights.

Confidentiality.
7.1
Confidentiality Obligations. Each Party (the “Receiving Party”) acknowledges that in connection with this IP License Agreement it will gain access to Confidential Information of the other party (the “Disclosing Party”). As a condition to being furnished with Confidential Information, the Receiving Party agrees, during the Term, to:
(a)
not use the Disclosing Party’s Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this IP License Agreement; and
(b)
maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 7.2, not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent; provided, however, the

Receiving Party may disclose the Confidential Information to its Representatives, Affiliates and permitted sublicensees who:

(i)
have a “need to know” for purposes of the Receiving Party’s performance, or exercise of its rights with respect to such Confidential Information, under this IP License Agreement;
(ii)
have been apprised of this restriction; and

(iii)
are themselves bound by nondisclosure obligations substantially the same or more restrictive as those set forth in this Section 7, provided further that the Receiving Party shall be responsible for ensuring its Representatives’, Affiliates’ and permitted sublicensees’ compliance with, and shall be liable for any breach by its Representatives or sublicensees of, this Section 7.

The Receiving Party shall use reasonable care, at least as protective as the efforts it uses with respect to its own confidential information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

7.2
Exceptions. The obligations of a Receiving Party under Section 7.1 above will terminate if and to the extent the Receiving Party can demonstrate in writing that such information:

(a) was already known to the Receiving Party at the time of disclosure by the Disclosing Party (other than Trade Secrets or source code that may be included in Technology in which the Licensed IP is embodied, Knowles New Developments, Buyer Specified Sony Improvements or Buyer New Developments, as applicable, which shall nonetheless remain Confidential Information despite being previously known to the Receiving Party); (b) is disclosed to the Receiving Party by a Third Party who had the right to make such disclosure without any confidentiality restrictions, from and after the date of such disclosure by a Third Party; (c) is, or through no fault of the Receiving Party has become, generally available to the public, from and after the date of becoming generally available to the public; or (d) is independently developed by the Receiving Party without use of or reference to any Confidential Information of the Disclosing Party. In addition, the Receiving Party will be allowed to disclose Confidential Information to the extent that such disclosure is: (i) approved in writing by the Disclosing Party; (ii) necessary for the Receiving Party to enforce its rights under this IP License Agreement in connection with a legal proceeding; or (iii) required by Laws, provided that if the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall (x) to the extent permitted by applicable Law, provide prompt written notice to the Disclosing Party so that the Disclosing Party may, with the Receiving Party’s cooperation at the Disclosing Party’s request and expense, seek a protective order or other appropriate remedy in any lawful action to contest or limit the scope of such required disclosure; and (y) disclose only the portion of Confidential Information that it is legally required to furnish.

Representations, Warranties and Covenants.
8.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date that:
(a)
it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization or chartering;
(b)
it has, and throughout the Term shall retain, the full corporate right, power and authority to enter into this IP License Agreement and to perform its obligations hereunder;
(c)
the execution of this IP License Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate or limited liability company action of such Party; and

(d)
when executed and delivered by such Party, this IP License Agreement shall constitute the legal, valid and binding obligation of that Party, enforceable against that Party in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting creditors’ rights generally, and by general equitable principles.
8.2
Purchase Agreement Representations and Warranties. The Parties agree and acknowledge that Knowles has made additional representations and warranties for the benefit of Syntiant regarding the Licensed IP and the Acquired Business in the Purchase Agreement. Syntiant and Knowles acknowledge and agree that, following the Closing, the remedies set forth in the Purchase Agreement for breach of representations and warranties in the Purchase Agreement shall be the sole and exclusive remedies of Syntiant for any alleged breach of a representation or warranty in the Purchase Agreement by Knowles, in each case subject to all limitations of liability set forth in the Purchase Agreement including the time limitations for survival of representations and warranties therein.
8.3
Disclaimers. EXCEPT FOR THE EXPRESS WARRANTIES THAT ARE MADE IN SECTION 8.1, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY OTHER WARRANTY OR INDEMNITY OF ANY KIND UNDER THIS IP LICENSE AGREEMENT, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR USE OR PURPOSE AND NON-INFRINGEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT NEITHER PARTY IS MAKING ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY REGARDING INFRINGEMENT OR MISAPPROPRIATION OF ANY OTHER PERSON’S INTELLECTUAL PROPERTY RIGHTS HEREIN, AND THAT NO OTHER REPRESENTATION, WARRANTY, OR COVENANT OR OBLIGATION HEREIN SHALL BE CONSTRUED AS A REPRESENTATION REGARDING THE INFRINGEMENT OR MISAPPROPRIATION OF ANY OTHER PERSON’S INTELLECTUAL PROPERTY RIGHTS. TO THE EXTENT EITHER PARTY MAY NOT, AS A MATTER OF APPLICABLE LAWS, DISCLAIM ANY WARRANTY, THE SCOPE AND DURATION OF SUCH WARRANTY SHALL BE THE MINIMUM PERMITTED UNDER SUCH LAW.

Indemnification; Limitations on Liability.
9.1
Indemnification Obligations.
(a)
Knowles shall indemnify, defend and hold harmless Syntiant, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (each, a “Syntiant Indemnitee”) against all Losses, to the extent such Losses are suffered by a Syntiant Indemnitee and arise out of or result from any Third Party claim, suit, action or proceeding (each a “Third-Party Action”) based on Knowles’ enforcement of the Licensed IP under Section 6.1(b).
(b)
Except to the extent any Knowles Indemnitee is obligated to indemnify Syntiant under the Purchase Agreement, Syntiant shall indemnify, defend and hold harmless Knowles, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (each, a “Knowles Indemnitee”) against all Losses to the extent such Losses are suffered by a Knowles Indemnitee and arise out of or result from any Third-Party Action based on Syntiant’s enforcement of the Licensed IP under Section 6.1(c).
9.2
Indemnification Procedure. After becoming aware of any Third-Party Action against either Party for which such Party (the “Indemnified Party”) believes it may be entitled to indemnification under Section 9.1, the Indemnified Party shall promptly notify the other Party (the “Indemnifying Party”) in writing of such Third-Party Action and cooperate with the Indemnified

Party at the Indemnifying Party’s sole cost and expense. If the Indemnifying Party acknowledges, without reservation, its obligation to indemnify and defend, at its own expense, the Indemnified Party against such Third-Party Action, then the Indemnifying Party shall immediately take control of the defense and investigation of the Third-Party Action and shall employ counsel reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party’s sole cost and expense. The Indemnifying Party shall not settle any Third-Party Action in a manner that adversely affects the rights of the Indemnified Party without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party’s failure to perform any obligations under this Section 9.2 shall not relieve the Indemnifying Party of its obligation under this Section 9.2 except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result of the failure. The Indemnified Party may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing. For the avoidance of doubt, if the Indemnifying Party does not defend or maintain the defense of the Indemnified Party against the applicable Third-Party Action, then the Indemnified Party shall have the right to control and direct the defense of the applicable Third-Party Action in its sole discretion, and the Indemnifying Party shall indemnify the Indemnified Party for all relevant Losses. The Parties will reasonably cooperate with each other in the defense and settlement of any such Third-Party Action.
9.3
Limitations on Liability. EXCEPT FOR (A) DAMAGES RESULTING FROM EITHER PARTY’S BREACH OF THE CONFIDENTIALITY PROVISIONS OF SECTION 7, AND (B) DAMAGES RESULTING FROM EACH PARTY’S UNAUTHORIZED USE OF THE INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER IN CONNECTION WITH THIS IP LICENSE AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES, INCLUDING ANY LOSS OF PROFIT, REVENUE, INCOME, OR DATA, HOWEVER ARISING AND WHETHER IN AN ACTION IN CONTRACT OR TORT (INCLUDING STRICT LIABILITY AND NEGLIGENCE) OR BASED ON BREACH OF ANY WARRANTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Term. This IP License Agreement shall commence as of the Effective Date and shall remain in force in perpetuity unless earlier terminated by mutual written agreement of the Parties, except that the license rights granted hereunder for Intellectual Property Rights shall expire upon the applicable expiration, if any, of each such form of Intellectual Property Rights in accordance with applicable Law (the “Term”).

Miscellaneous.
11.1
Bankruptcy. All rights and licenses granted by Knowles and Syntiant under this IP License Agreement, are and shall be deemed to be rights and licenses to “intellectual property” as such term is used in and interpreted under, Section 365(n) of the United States Bankruptcy Code. Each Party shall have the right to exercise all rights and elections with respect to the Intellectual Property Rights licensed hereunder. Without limiting the generality of the foregoing, each Party acknowledges and agrees that, if that Party or its estate (the “Insolvent Party”) shall become subject to any bankruptcy or similar proceeding:
(a)
Each Party hereunder will continue subject to the terms and conditions of this IP License Agreement, and will not be affected, even by Insolvent Party’s rejection of this IP License Agreement; and

(b)
the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such Intellectual Property Rights, and the same, if not already in the other Party’s possession, shall be promptly delivered to the other Party, unless the Insolvent Party elects to and does in fact continue to perform all of its obligations under this IP License Agreement.
11.2
Further Assurances. Each Party shall, upon the reasonable request of the other Party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this IP License Agreement. The Parties agree to collaborate in good faith and sign a mutually agreed upon short form license agreement regarding the subject matter of this Agreement for recordation purposes in local jurisdictions if required or advisable under local law. The Parties further agree that, notwithstanding the signing of such short form license agreement, this Agreement shall remain in full force and effect and that in the event there are any inconsistencies between this Agreement and the short form license agreement, this Agreement shall control.
11.3
Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this IP License Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.
11.4
No Public Announcements. Neither Party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this IP License Agreement. Nothing in this IP License Agreement permits either Party to use the other Party’s trademarks, service marks, trade names, logos, domain names or other indicia of source, association or sponsorship, in each case, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed.
11.5
Notices. Any notice pursuant to this IP License Agreement must be in writing and will be deemed effectively given to another Party on the earliest of the date (a) three Business Days after such notice is sent by registered U.S. mail, return receipt requested, (b) one Business Day after receipt of confirmation if such notice is sent by facsimile, (c) one Business Day after delivery of such notice into the custody and control of an overnight courier service for next day delivery, (d) one Business Day after delivery of such notice in person and (e) such notice is received by that Party; in each case to the appropriate address below (or to such other address as a Party may designate by notice to the other Parties):

If to Syntiant, to:

Syntiant Corp.
7555 Irvine Center Drive, Suite 200
Irvine, CA 92618
Attention: Robert M. Saman, VP & General Counsel Email: [***]; [***]

with a copy, which shall not constitute notice, to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention: Benjamin A. Potter; Nima J. Movahedi
Email: [***]; [***]

If to Knowles, to:

Knowles Corporation
1151 Maplewood Drive
Itasca, IL 60143
Attention: Robert Perna, Senior Vice President, General Counsel & Secretary
Email: [***]

with a copy, which shall not constitute notice, to:

Sidley Austin LLP
One South Dearborn Street Chicago, IL 60603
Attention: Paul L. Choi; Jonathan A. Blackburn Email: [***]; [***]

11.6
Interpretation. For purposes of this IP License Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this IP License Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections and Schedules refer to the Sections of and Schedules attached to, this IP License Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This IP License Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. Any Schedules referred to herein shall be construed with, and as an integral part of, this IP License Agreement to the same extent as if they were set forth verbatim herein.
11.7
Headings. The headings in this IP License Agreement are for reference only and shall not affect the interpretation of this IP License Agreement.
11.8
Entire Agreement. This IP License Agreement, together with all Schedules and any other documents incorporated herein by reference, and the Purchase Agreement and all other Transaction Documents, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter; provided that, and for the avoidance of doubt, nothing in this IP License Agreement shall supersede the terms and provisions of the Purchase Agreement.
11.9
Assignment.
(a)
Syntiant may transfer or assign this IP License Agreement or any rights or obligations hereunder, in whole (but not in part), by operation of law or otherwise, (i) on prior written notice to Knowles, to an Affiliate of Syntiant, or (ii) to an acquirer of all or substantially all of Syntiant’s or its Affiliates’ business or all or substantially all of the assets of Syntiant or its Affiliates to which this IP License Agreement relates (including upon a change of control of Syntiant or any Syntiant Affiliate(s) that directly or indirectly own the assets to which this IP License Agreement relates), provided, that, with respect to subsection (ii), in the case of any such transfer or assignment prior to the third (3rd) anniversary of the Closing Date, such assignment or transfer will require Knowles’ prior written consent, unless such assignee is a Semiconductor Company, in which case no consent is required. [***] For clarity, nothing in this Section 11.9(a) shall restrict a change of control of Syntiant or any Syntiant Affiliate(s) that does not result in an assignment or transfer of this IP License Agreement. If there is more than one transfer or assignment prior to the third (3rd) anniversary of the Closing Date, the requirements for Knowles’ prior written consent for each such transfer or assignment shall survive each such transfer or assignment and shall continue to apply to each such transfer or assignment during such three (3)-year period.
(b)
Without otherwise limiting a Party’s right to grant sublicenses hereunder, effective three (3) years after the Closing Date, the grant of each license hereunder also includes the right of a Party to sublicense such license (commensurate with its own licenses) in connection with the divestiture of any business or product line by that Party or any of its Affiliates (i) to the divested business, where the divested business is itself a legal entity at the time of divestiture; or (ii) to an acquirer of the divested business or product line (each, a “Divested Business”), provided, that the sublicense is granted within sixty (60) days after such divestiture. Any sublicenses granted in connection with a divestiture pursuant to this Section 11.9(b) shall extend only to the products and services of the Divested Business as of the effective date of the divestiture and any improvements and derivative works thereof and any successor products thereto, provided, that any sublicenses granted in connection with a Divested Business described in subsection (ii) may be further sublicensed to Affiliates of the acquirer of the Divested Business.
(c)
Except as set forth above, Syntiant shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this IP License Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without Knowles’ prior written consent. Any permitted assignee shall expressly agree to all terms and conditions of this IP License Agreement and assume all of Syntiant’s rights and obligations under this IP License Agreement in writing. No delegation or other transfer will relieve Syntiant of its obligations under this IP License Agreement. Any purported assignment, delegation or transfer in violation of this Section 11.9 is void.
(d)
Knowles may transfer or assign this IP License Agreement or any rights or obligations hereunder, in whole or in part, by operation of law or otherwise, (i) to an Affiliate of Knowles, or (ii) to an acquirer of substantially all of Knowles’ business or substantially all of the assets of Knowles in the Hearing Health Field of Use (including a change of control of Knowles or the applicable Knowles Affiliate). Except as set forth in the preceding sentence, Knowles shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this IP License Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without Syntiant’s prior written consent. Any permitted assignee shall expressly agree to all terms and conditions of this IP License Agreement and assume all of Knowles’ rights and obligations under this IP License Agreement in writing. Any purported assignment, delegation or transfer in violation of this Section 11.9 is void.
(e)
Knowles may assign, sell or otherwise transfer any Licensed IP or other Intellectual Property Rights licensed to Syntiant hereunder to any Third Party subsequent to the Effective Date, provided such transferee takes title to such Licensed IP subject to the licenses granted to Syntiant in Section 2.1 and expressly agrees to all terms and conditions of this IP License Agreement and assumes all of Knowles’ applicable rights and obligations under this IP License Agreement in writing.
(f)
Syntiant may assign, sell or otherwise transfer any Intellectual Property Rights licensed to Knowles hereunder to any Third Party subsequent to the Effective Date, provided such transferee takes title to such Intellectual Property Rights subject to the licenses granted to Knowles in Section 2.2 and expressly agrees to all terms and conditions of this IP License Agreement and assumes all of Syntiant’s applicable rights and obligations under this IP License Agreement in writing.

(g)
This IP License Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.
11.10
No Third-Party Beneficiaries. This IP License Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, the Knowles Indemnitees and Syntiant Indemnitees to the extent set forth in Section 9, their Affiliates, and the permitted sublicensees of each Party to the extent set forth in Section 2, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this IP License Agreement.
11.11
Amendment; Modification; Waiver. This IP License Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this IP License Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this IP License Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
11.12
Severability. If any term or provision of this IP License Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this IP License Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this IP License Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
11.13
Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL.
(a)
This IP License Agreement shall be governed by and construed and interpreted according to, and any matters arising out of, relating to or in connection with this IP License Agreement shall be governed by, the Laws of the State of Delaware, excluding any choice of law rules that may direct the application of the Laws of another jurisdiction. This IP License Agreement shall be construed and interpreted in accordance with the English language only, which language shall be controlling in all respects. No translation, if any, of this IP License Agreement shall have any force or effect in the interpretation hereof or in the determination of the intent of the Parties hereunder. Each Party stipulates that any dispute shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the federal court located within the State of Delaware, and each Party consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles, or by any other reason. The Parties acknowledge that all Orders issued by the forum court will be binding and enforceable in all jurisdictions and countries. Without limiting any other means of service, each Party agrees that service of any process, summons, notice or document with respect to any Proceeding may be served on it in accordance with the notice provisions set forth in Section 11.5. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS IP LICENSE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(b)
EACH PARTY AGREES NOT TO INITIATE ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT IN ANY OTHER COURT OR FORUM; PROVIDED, HOWEVER, THAT EITHER PARTY MAY INITIATE ANY PROCEEDING IN ANY APPROPRIATE JURISDICTION AND FORUM TO ENFORCE ITS

RIGHTS IN THE INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER OR TO PROTECT ITS CONFIDENTIAL INFORMATION (INCLUDING AGAINST THE OTHER PARTY HEREUNDER FOR INFRINGEMENT OR MISAPPROPRIATION).
11.14
Equitable Relief. Each Party acknowledges that a breach by the other Party of this IP License Agreement may cause the non-breaching Party irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such a breach or threatened breach, the non-breaching Party will be entitled to seek equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance and any other relief that may be available from any court, and the Parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available under this IP License Agreement at law or in equity, subject to any express exclusions or limitations in this IP License Agreement to the contrary.
11.15
Attorneys’ Fees. In the event that any action, suit, or other legal or administrative proceeding is instituted or commenced by either Party against the other Party arising out of or related to this IP License Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and court costs from the non-prevailing Party.
11.16
Counterparts. This IP License Agreement may be executed by electronically delivered signatures and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this IP License Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

KNOWLES CORPORATION

By:	/s/ Daniel J. Giesecke
Name: Daniel Giesecke
Title: Senior Vice President and Chief Operating Officer

SYNTIANT CORP.

By:
Name: Kurt F. Busch
Title: Chief Executive Officer

[Signature Page to IP License Agreement]

IN WITNESS WHEREOF, the Parties have caused this IP License Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

KNOWLES CORPORATION

By:
Name: Daniel Giesecke
Title: Senior Vice President and Chief Operating Officer

SYNTIANT CORP.

By:	/s/ Kurt F. Busch
Name: Kurt F. Busch
Title: Chief Executive Officer

[Signature Page to IP License Agreement]

SCHEDULE 1

Category 1 Patents

[Intentionally Omitted]

SCHEDULE 2

Category 2 Patents

[Intentionally Omitted]

SCHEDULE 3

Product Roadmap

[Intentionally Omitted]